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                                                                      MXW-68460

                                   July __, 1999


Applied Magnetics Corporation
75 Robin Hill Road
Goleta, California  93117


               Re:  REGISTRATION STATEMENT ON FORM S-1


Ladies and Gentlemen:

          As special counsel for Applied Magnetics Corporation, a Delaware corporation ("AMC"), in connection with AMC's Registration Statement on
Form S-1, No. 333-            (the "Registration Statement"), registering a
maximum of _________ shares of AMC's Common Stock, $0.10 par value (the "Shares"), to be sold pursuant to a rights offering (the "Offering"), we have been requested to render this opinion.

          For the purposes of rendering the opinion set forth herein, we have been furnished with and examined only the following documents:

     1. The Certificate of Incorporation of AMC, certified by the Delaware Secretary of State as of June 28, 1999;

     2.   The Restated Bylaws of AMC, certified by the Secretary of AMC;

     3.   The Registration Statement; and

     4. Records of the meetings of the Board of Directors of AMC pertaining to the Offering.

          With respect to all of the foregoing documents, we have assumed, without investigation, the genuineness of all signatures, the authenticity of all

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Applied Magnetics Corporation
July __, 1999
Page 2


documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We also have obtained from the officers of AMC such advice as to such factual matters as we consider necessary for the purpose of this opinion, and insofar as this opinion is based on such matters of fact, we have relied on such advice. We express no opinion as to the statistical information and the financial statements, the notes thereto and related schedules and other financial data, included, or documents incorporated by reference, in the Registration Statement.

          Based on the foregoing, subject to the assumptions, limitations and exceptions set forth herein, we are of the opinion that the Shares to be sold in the Offering are duly authorized, validly issued, fully paid and nonassessable.

          Our opinion expressed herein is limited to those matters expressly set forth herein, and no opinion may be implied or inferred beyond the matters expressly stated herein. We hereby disclaim any obligation to notify any person or entity after the date hereof if any change in fact or law should change our opinion with respect to any matter set forth in this letter.

          This opinion is limited to he Delaware General Corporation Law and the Securities Act, to present judicial interpretations thereof and to facts as they presently exist. In rendering this opinion, we have no obligation to revise or supplement it should such laws be changed by legislative action, judicial decision or otherwise.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption
"Legal Matters" in the prospectus which is part of the Registration Statement.

                                   Very truly yours,



                                   Sheppard, Mullin, Richter & Hampton LLP